72358609v1 FIRST AMENDMENT TO CITIZENS COMMUNITY BANCORP, INC. 2018 EQUITY INCENTIVE PLAN THIS FIRST AMENDMENT TO THE CITIZENS COMMUNITY BANCORP, INC. 2018 EQUITY INCENTIVE PLAN (this “Amendment”) is made effective as of March 2, 2022. RECITALS A. Citizens Community Bancorp, Inc., a Maryland corporation (the “Company”), adopted that certain 2018 Equity Incentive Plan (the “Plan”). B. Section 10.2 of the Plan permits the Board of Directors of the Company (the “Board”) to amend the Plan. C. On the date hereof, the Board approved an amendment to change the definition of a Change in Control under the Plan. NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Plan is hereby amended as follows: 1. Change in Control. The definition of “Change in Control” in Article II of the Plan is hereby amended and restated in its entirety to read as follows: “Change in Control means any of the following events: a change-in-control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement; or the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that such person has become the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company (i) representing 30% or more, but not more than 50%, of the combined voting power of the Company’s then outstanding securities unless the transaction resulting in such ownership has been approved in advance by the Continuing Directors (as hereinafter defined); or (ii) representing more than 50% of the combined voting power of the Company’s then outstanding securities (regardless of any approval by the Continuing Directors); provided, however, that notwithstanding the foregoing, no Change-in-Control shall be deemed to have occurred for purposes of this Plan by reason of the ownership of 30% or more of the total voting capital stock of the Company then issued and outstanding by the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of the Exhibit 10.5

72358609v1 Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan (any such person or entity described in this clause is referred to herein as a “Company Entity”); or the Continuing Directors (as hereinafter defined), cease to constitute a majority of the Company’s Board of Directors; or the shareholders of the Company approve (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving company or pursuant to which shares of Company stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving company immediately after the merger; (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (iii) any plan of liquidation or dissolution of the Company. For purposes of this definition, “Continuing Director” shall mean any person who is a member of the Board of Directors of the Company, while such person is a member of the Board of Directors, who is not an Acquiring Person (as defined below) or an Affiliate or Associate (as defined below) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (i) was a member of the Board of Directors on the date of this Amendment; or (ii) subsequently becomes a member of the Board of Directors, if such person’s initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the then Continuing Directors. For purposes of this definition, “Acquiring Person” shall mean any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act) directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities, but shall not include any Company Entity; and “Affiliate” and “Associate” shall have their respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.” 2. Remaining Terms. Except as expressly set forth in this Amendment, all other terms and provisions of the Plan shall remain in full force and effect. 3. Governing Law. This Amendment and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the internal laws, without regard to the law pertaining to choice or conflict of laws, of the State of Wisconsin. 4. Method of Execution. This Amendment may be executed by pdf or other electronic means. 5. Binding Effect. This Amendment shall be binding upon the Company and recipients of awards under the Plan, and their respective successors and permitted assigns. [SIGNATURE PAGE FOLLOWS]

72358609v1 IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above. Citizens Community Bancorp, Inc. By: ______________________________________ Name: Its: